UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 7, 2014

Glu Mobile Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33368	91-2143667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Howard Street, Suite 300 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 800-6100

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Securityholders.

The information contained in Item 5.03 of this report is incorporated into this Item 3.03 by this reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 7, 2014 the Board of Directors (the “Board”) of Glu Mobile Inc. (the “Company”) approved an amendment and restatement of the Company’s Bylaws (the “Bylaws”), which became immediately effectively upon their adoption by the Board. The material changes to the Bylaws from the Company’s Bylaws that were adopted on October 22, 2008 (the “Prior Bylaws”) include:

(1) Amending Section 1.4 (Stockholders – Adjournments) to provide that the chairperson of a meeting has the power to adjourn the meeting to another time, date and place, irrespective of whether a quorum is present.

(2) Amending Section 1.11(a) (Stockholders – Notice of Stockholder Business; Nominations – Annual Meeting of Stockholders) (the “Advance Notice Bylaw”), which requires that a stockholder provide advance notice to the Company (a “Stockholder Notice”) in order to make nominations or propose business at an annual meeting of stockholders, to add a requirement that, to be eligible to propose a nomination or other business to be considered at the annual meeting, a stockholder must have continuously beneficially owned at least 1% of the Company’s outstanding common stock for a period of one year before giving such notice.

(3) Amending the Advance Notice Bylaw to change the period during which a Stockholder’s Notice must be delivered to the Company from 75 to 105 days before the anniversary of the last annual meeting to 90 to 120 days before the anniversary of the last annual meeting.

(4) Amending the Advance Notice Bylaw to add a requirement that that the stockholder giving the Stockholder Notice and certain associated persons provide (a) written consent to the public disclosure of information provided by such persons pursuant to the Advance Notice Bylaw; (b) a description of (i) any agreement with respect to the nomination or proposal between or among such stockholder and associated person(s) and any of their respective affiliates or associates, and (ii) as to each person whom such stockholder or associated person proposes to nominate for election or re-election as a director, a description of any agreement of such person with any other person or entity (other than the Company) with respect to any compensation, reimbursement or indemnification in connection with service or action as a director known to such stockholder or associated person; and (c) a representation that the stockholder has continuously beneficially owned at least 1% of the Company’s outstanding common stock for the one-year period before giving such notice, is entitled to vote at such meeting and intends to appear at the meeting to propose such business or nomination.

(5) Amending the Advance Notice Bylaw to add a requirement that to be eligible to be a nominee for director of the Company, any nominee proposed by a stockholder must complete a questionnaire regarding his or her qualifications and background, representing and agreeing that, other than as disclosed to the Company in writing at the time of nomination, he or she is not and will not be bound to act or vote on any issue or question and he or she is not and will not be party to any agreement or arrangement pursuant to which he or she receives compensation from anyone other than the Company for service on the Board. Further, such nominee must represent that he or she would be in compliance and will comply with all applicable policies and guidelines of the Company if elected. The Advance Notice Bylaw was also amended to require that the stockholder giving the Stockholder Notice give written notice to the Company within two business days of any change in the foregoing.

(6) Amending the Advance Notice Bylaw to add a requirement that the stockholder giving the Stockholder Notice must actually appear in person or by proxy at the annual meeting to propose such business or nomination in order for such business or nomination to be properly considered. If such stockholder does not appear at the annual meeting, such proposed business or nomination may be disregarded or disallowed.

(7) Amending the Advance Notice Bylaw to change the period during which a Stockholder’s Notice is considered timely if (a) the number of directors to be elected to the Board is increased and (b) the Company does not make a public announcement naming all of the Company’s nominees for director or specifying the size of the increased Board from at least 75 days before the first anniversary of the preceding year’s annual meeting to at least 120 days before the first anniversary of the preceding year’s annual meeting.

(8) Amending the Advance Notice Bylaw to provide that Section 1.11(a) is the exclusive means for a stockholder to make nominations or propose business (other than business included in the Company’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended) at an annual meeting of stockholders.

(9) Amending the Advance Notice Bylaw to add a definition of “Acting in Concert” that includes acting in conscious parallel with other parties.

(10) Amending Section 2.1 (Board of Directors – Number; Qualifications) to require that any change in the number of directors must be approved by a majority of the then-authorized number of directors.

(11) Adding a new Section 2.11 (Board of Directors – Removal), which requires that, in addition to any stockholder approval required by the Company’s Certificate of Incorporation, the removal of a Board member for cause will require the approval of two-thirds of the Board.

(12) Adding a new Section 9.7 (Miscellaneous – Delaware Forum), which provides that a state or federal court located within the State of Delaware will be the sole and exclusive forum for any (a) stockholder derivative proceeding, (b) action asserting a claim of breach of fiduciary duty by any director, officer, employee or agent of the Company to the Company or the Company’s stockholders, (c) action asserting a claim arising pursuant to the Delaware General Corporation Law, the Company’s Certificate of Incorporation or the Bylaws, (d) action to interpret, apply, enforce or determine the validity of the Company’s Certificate of Incorporation or the Bylaws or (e) action asserting a claim governed by the internal affairs doctrine. The new Section 9.7 also provides that any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company will be deemed to have notice of and consented to the provisions of this Bylaw.

(13) Amending Article X (Amendment) to provide that in order for the Company’s stockholders to amend or repeal (a) Article 1, Section 1.11, (b) Article II, Section 2.1 and Section 2.11, (c) Article IX, Section 9.7 or (d) Article X, the approval of stockholders of the Company holding at least two-thirds of the voting power of the Company’s outstanding voting stock then entitled to vote at an election of directors shall be required; provided that the Board may only amend or repeal (i) Article II, Section 2.1 and Section 2.11, (ii) Article IX, Section 9.7 or (iii) Article X with the approval of two-thirds of the Board.

This description of the material changes to the Bylaws does not purport to be complete and is qualified in its entirety by the Bylaws of the Company, as amended, a copy of which is filed as Exhibit 99.01 to this report and the Bylaws marked to show changes against the Prior Bylaws, a copy of which is filed as Exhibit 99.02 to this report.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.01	Amended and Restated Bylaws, adopted on March 7, 2014.

99.02	Marked Version of the Amended and Restated Bylaws, adopted on March 7, 2014, against the prior Amended and Restated Bylaws, adopted on October 22, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2014	GLU MOBILE INC.

	By:	/s/ Scott J. Leichtner
Scott J. Leichtner
Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.01	Amended and Restated Bylaws, adopted on March 7, 2014.

99.02	Marked Version of the Amended and Restated Bylaws, adopted on March 7, 2014, against the prior Amended and Restated Bylaws, adopted on October 22, 2008.